Exhibit 21.1

Citadel Broadcasting Company	Nevada
Alphabet Acquisition Corp.	Delaware
Minneapolis Radio LLC[1]	Delaware
Minneapolis Radio Assets, LLC[2]	Delaware
Radio License Holding III, LLC[3]	Delaware
KLOS Radio, LLC[1]	Delaware
KLOS Syndications Assets, LLC[4]	Delaware
KLOS-FM Radio Assets, LLC[4]	Delaware
Radio License Holding XII, LLC[5]	Delaware
San Francisco Radio, LLC[1]	Delaware
SF License, LLC[6]	Delaware
San Francisco Radio Assets, LLC[6]	Delaware
Radio License Holding VIII, LLC[7]	Delaware
DC Radio, LLC[1]	Delaware
DC Radio Assets, LLC[8]	Delaware
Radio License Holding VII, LLC[9]	Delaware
WPLJ Radio, LLC[1]	Delaware
Radio License Holding IX, LLC[10]	Delaware
Chicago FM Radio Assets, LLC[1]	Delaware
Radio License Holding V, LLC[11]	Delaware
Radio Networks, LLC[1]	Delaware
Network Licenses, LLC[12]	Delaware
International Radio, Inc.[12]	Delaware
Radio Watermark, Inc.[12]	Delaware
Radio Today Entertainment Inc.[12]	New York
Detroit Radio, LLC[1]	Delaware
Radio License Holding I, LLC[13]	Delaware
Atlanta Radio, LLC[1]	Delaware
Radio License Holding II, LLC[14]	Delaware
Radio Assets, LLC[1]	Delaware
LA Radio, LLC[1]	Delaware
LA License, LLC[15]	Delaware
Radio License Holding VI, LLC[15]	Delaware
WBAP-KSCS Radio Acquisition, LLC[1]	Delaware

[1]	Subsidiary of Alphabet Acquisition Corp. (a Delaware corporation)
[2]	Subsidiary of Minneapolis Radio LLC (a Delaware corporation)
[3]	Subsidiary of Minneapolis Radio Assets, LLC (a Delaware corporation)
[4]	Subsidiary of KLOS Radio, LLC (a Delaware corporation)
[5]	Subsidiary of KLOS-FM Radio Assets, LLC (a Delaware corporation)
[6]	Subsidiary of San Francisco Radio, LLC (a Delaware corporation)
[7]	Subsidiary of San Francisco Radio Assets, LLC (a Delaware corporation)
[8]	Subsidiary of DC Radio, LLC (a Delaware corporation)
[9]	Subsidiary of DC Radio Assets, LLC (a Delaware corporation)
[10]	Subsidiary of WPLJ Radio, LLC (a Delaware corporation)
[11]	Subsidiary of Chicago FM Radio Assets, LLC (a Delaware corporation)
[12]	Subsidiary of Radio Networks, LLC (a Delaware corporation)
[13]	Subsidiary of Detroit Radio, LLC (a Delaware corporation)
[14]	Subsidiary of Atlanta Radio, LLC (a Delaware corporation)
[15]	Subsidiary of LA Radio, LLC (a Delaware corporation)

WBAP-KSCS Acquisition Partner, LLC[1]		Delaware
WBAP-KSCS Radio Group, Ltd.[16]		Texas
WBAP-KSCS Assets, LLC[17]		Delaware
Radio License Holding IV, LLC[18]		Delaware
Chicago Radio Holding, LLC[1]		Delaware
Chicago Radio, LLC[19]		Delaware
Chicago Radio Assets, LLC[20]		Delaware
Radio License Holding XI, LLC[21]		Delaware
Chicago License, LLC[21]		Delaware
NY Radio, LLC[1]		Delaware
NY License, LLC[22]		Delaware
NY Radio Assets LLC[22]		Delaware
Radio License Holding X, LLC[23]		Delaware
REACH Media Inc.[1]	Minority Interest	Texas
iBiquity Digital Corporation[1]	Minority Interest	Delaware

[16]	Subsidiary of WBAP-KSCS Acquisition Partner, LLC (a Delaware corporation)
[17]	Subsidiary of WBAP-KSCS Radio Group, Ltd. (a Texas corporation)
[18]	Subsidiary of WBAP-KSCS Assets, LLC (a Delaware corporation)
[19]	Subsidiary of Chicago Radio Holding, LLC (a Delaware corporation)
[20]	Subsidiary of Chicago Radio, LLC (a Delaware corporation)
[21]	Subsidiary of Chicago Radio Assets, LLC (a Delaware corporation)
[22]	Subsidiary of NY Radio, LLC (a Delaware corporation)
[23]	Subsidiary of NY Radio Assets LLC (a Delaware corporation)